SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 22, 2002

(Date of earliest event reported)

Thomas & Betts Corporation

(Exact name of registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	1-4682 (Commission File Number)

22-1326940

(IRS Employer Identification No.)

8155 T&B Boulevard Memphis, Tennessee (Address of Principal Executive Offices)	38125 (ZIP Code)

Registrant’s telephone number, including area code:

(901) 252-8000

SIGNATURE
EXHIBIT INDEX
EX-20.1 Press Release dated July 22, 2002
EX-20.2 July 23, 2002 Conference Call Script

Item 5.     Other Events

      On July 22, 2002, Thomas & Betts Corporation (the “Registrant” and the “Corporation”), by a press release attached as Exhibit 20.1 to this report, and a conference call held July 23, 2002, and the script attached as Exhibit 20.2 to this report, and incorporated herein by reference, commented on the financial results for the second fiscal quarter ended June 30, 2002. Management also discussed the Corporation’s outlook for the rest of 2002.

      During the conference call, management noted that the company had positive cash from operations of approximately $20 million in the second quarter 2002 (exclusive of an income tax refund of approximately $46 million) and expects to generate positive cash from operations for the remainder of the year. Management indicated it might use part of current cash to repay €50 million debt due in November 2002, but that no final decision had been made in that regard.

      Management reiterated its goal of continuing to improve its performance until it has achieved, as a percentage of sales, a gross margin of 30 percent or greater, and SG&A of 20 percent or less. Assuming no change in the Corporation’s current cost structure, management said that a 5 to 10 percent increase in Electrical segment sales would be necessary to achieve its targeted gross margin and SG&A goals.

      In discussing the manufacturing restructuring program now underway in the Corporation’s U.S., European and Mexican electrical manufacturing facilities, management estimated that, overall, these facilities are currently operating at approximately 70 percent of their capacity.

      Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call. For those statements, the Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 7.     Financial Statements and Exhibits

      (c) Exhibits

20.1	Press Release dated July 22, 2002.
20.2	July 23, 2002 Conference Call Script.

Item 9.     Regulation FD Disclosure

      The Registrant elects to disclose through this filing, pursuant to Regulation FD, the information set forth in the July 23, 2002 conference call script of T. Kevin Dunnigan and John P. Murphy.

SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS & BETTS CORPORATION
(Registrant)

By:	/s/ JOHN P. MURPHY

John P. Murphy
Senior Vice President and Chief
Financial Officer

Date: July 24, 2002

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

20.1	Press Release dated July 22, 2002.
20.2	July 23, 2002 Conference Call Script.